UNION GULF RESOURCES LTD.

1002, 10th fl. Malaysia Bldg.
50 Gloucester Rd.,Wanchai,
Hong Kong
• HK (852) 301 58605 • US (775) 788-9515

March 20, 2013

Matt Neher
Greentech Mining International
1840 Gateway Suite 200
Foster City, Ca. 94404

Ref: Option Extension Portland

Dear Mr. Neher,

This communication shall confirm Greentech Mining International shall be granted an extension to the terms of the option agreement dated September 22, 2012 with Union Gulf Resources. Ltd.

We hereby grant the extension for your diligence period until the date of April 30, 2013. All other terms and conditions of the option shall remain unchanged.

Yours truly,

K.W. Keltner

K.W.Keltner, Director

UNION GULF RESOURCES LTD. HONG KONG